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                                  EXHIBIT 21.1

                    SUBSIDIARIES OF THE SMALL BUSINESS ISSUER




1.   Bank of the Cascades  - Incorporated in the State of Oregon

2.   Cascade Finance   -   Incorporated in the State of Oregon